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                                                                    EXHIBIT 99.7

                              FORM OF OSHAP PROXY

                            OSHAP TECHNOLOGIES LTD.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                            OSHAP TECHNOLOGIES LTD.

     The undersigned, a holder of Ordinary Shares, par value NIS 0.001 per share ("Ordinary Shares"), of Oshap Technologies Ltd. ("Oshap"), acting with respect to all Ordinary Shares held by the undersigned, hereby appoints Shlomo Dovrat and Avi Zeevi, and each of them, as proxies for the undersigned, with full power of substitution, to vote all Ordinary Shares of the undersigned, at the Extraordinary General Meeting of the Shareholders of Oshap to be held on June 16, 1999, at 4:00 p.m., local time, at Delta House, 16 Hagalim Avenue, Herzliya 46733, Israel, and at any adjournments, postponements or reschedulings thereof, hereby revoking any proxy previously given and ratifying all that said proxy or proxies may do pursuant hereto. All shares held by the undersigned will be voted by the proxies as directed on the reverse side of this Proxy card. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                 (Continued and to be signed on reverse side)




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Your Board of Directors Recommends a Vote "FOR" Item 1.

                            Please mark       [X]
                            your vote as
                            demonstrated in
                            this example

Item 1. - A proposal recommended by the Board of Directors of Oshap to approve the arrangement contemplated by the Agreement, dated as of March 9, 1999, by and between Oshap and SunGard Data Systems Inc.

                         FOR      AGAINST     ABSTAIN

                         [_]        [_]         [_]

The undersigned hereby acknowledges receipt of the Notice of the Extraordinary General Meeting and Proxy Statement/Prospectus dated May 13, 1999.

The shares represented by this proxy will be voted as directed by the shareholder. If no direction is made, the shares will be voted "FOR" Item 1.



Signatures(s)____________________________________Date_____________________, 1999
NOTE: Please date and sign exactly as your name appears hereon. Each joint owner should sign. When signing as attorney, executory, trustee, guardian or corporate officer, please give full title as such. Corporations should indicate full corporate name and title of duly authorized officer signing.

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